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                                                             Exhibit 99.2(s)(ii)

                                POWER OF ATTORNEY

         I, Thomas Disbrow, Vice President and Treasurer of Global High Income Dollar Fund Inc. (the "Corporation"), hereby constitute and appoint Mark
F. Kemper, Keith A. Weller, James Capezzuto, Joseph Allessie, Eric Sanders, Jack
W. Murphy and Stephen H. Bier, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Vice President and Treasurer of the Corporation, the Corporation's Registration Statement on Form N-2, any and all amendments (including post-effective amendments) thereto, any other of the Corporation's filings with the Securities and Exchange Commission and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these amendments, other filings and necessary instruments.


/s/ Thomas Disbrow
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Thomas Disbrow
Vice President and Treasurer

August 24, 2005